SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 1997 (April 7, 1997)

                 WORLDWATER CORP. f/k/a GOLDEN BEVERAGE COMPANY
               (Exact name of Registrant as specified in charter)

      Nevada                         0-16936                    33-0123045
(State or other jurisdic-          (Commission                 (IRS Employer
 tion of incorporation)             File Number)             Identification No.)

 117 Hopewell-Rocky Hill Road, Hopewell, New Jersey        08525
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (609) 466-3697


________________________________________________________________________________
(Former Address)                            (Zip Code)

Items 1 and 2. Changes in Control of Registrant / Acquisition or Disposition of Asset

     On April 7, 1997, Golden Beverage Company ("Registrant") consummated a reverse acquisition of WorldWater, Inc., a Delaware corporation ("WWI"), pursuant to an Acquisition Agreement ("Agreement") by and among the Registrant, the principal shareholders and executive officers of the Registrant ("Management"), WWI, and certain shareholders of WWI ("Sellers"), whereby the Registrant acquired 80% of the issued and outstanding capital stock of WWI in exchange for 8,141,126 post 1:1,240.597 reverse split shares (approximately 87.8% of the outstanding post-reverse shares of the Registrant) of the Registrant's common stock. Pursuant to the Agreement, Management resigned upon the consummation of the acquisition and was replaced by WWI management.

Item 5.  Other Events

     The Registrant has been advised by the Philippines government's National Irrigation Administration that it will provide a Letter of Credit later in April, 1997 in connection with the imminent shipment to the Philippines of twenty five of the Registrant's proprietary solar powered water pumps. Such shipment is expected to commence by April 30, 1997.

Item 7.  Exhibits

a) Attached hereto are the required financial statements for the acquisition described in Items 1 and 2 of this Current Report on Form 8-K.

b) Annexed hereto are the Registrant's Pro-Forma condensed balance sheet and statement of operations and explanatory notes, giving effect to the combined accounts of the Company and Wuhan as required by the instructions to Form 8-K.


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

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 1997

                                       GOLDEN BEVERAGE COMPANY
                                       (Registrant)

                                       By:/s/ Quentin T. Kelly
                                          -------------------------------------
                                              Quentin T. Kelly, President


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